 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2019

BK Technologies Corporation
 __________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

   Registrant’s telephone number, including area code: (321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors (the “Board”) of BK Technologies Corporation (the “Company”) appointed Branko Avanic, then Senior Vice President of Engineering of BK Technologies, Inc. (“BK Technologies”), a wholly-owned operating subsidiary of the Company, as Chief Technology Officer, effective immediately. Mr. Avanic succeeds James R. Holthaus, then Chief Technology Officer, who will serve as Senior Vice President, P25 Product Solutions and Marketing of BK Technologies, effective immediately. A press release regarding the management team is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

Mr. Holthaus’ compensation remains unchanged. A copy of the amendment to his employment agreement (the “Amendment”) is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amendment, approved October 30, 2019, to Employment Agreement, executed March 20, 2019, by and between BK Technologies, Inc. and James R. Holthaus.

99.1
Press Release dated October 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: October 31, 2019	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer